LETTER AGREEMENT

Russell Financial Services, Inc.

909 A Street

Tacoma, WA 98402

Re:	Amended and Restated Distribution Agreement

This letter agreement amends the Amended and Restated Distribution Agreement between Russell Investment Company (“RIC”) and Russell Financial Services, Inc. (“RFS”), dated April 21, 2009, as amended, (the “Agreement”). In order to consolidate prior amendments to Exhibit A of the Agreement, RIC and RFS desire to amend and restate Exhibit A of the Agreement. The fees to be charged to the Funds listed in Exhibit A are the same as in the Distribution Agreement.

Exhibit A

Russell Investment Company

Fund	Classes
Russell Short Duration Bond Fund	A, C, E, S, Y
Russell Tax Exempt Bond Fund	A, C, E, S
Russell Global Real Estate Securities Fund	A, C, E, S, Y
Russell Global Equity Fund	A, C, E, S, Y
Russell Emerging Markets Fund	A, C, E, S, Y
Russell U.S. Core Equity Fund	A, C, E, I, S, Y
Russell U.S. Small Cap Equity Fund	A, C, E, I, S, Y
Russell U.S. Defensive Equity Fund	A, C, E, I, S, Y
Russell International Developed Markets Fund	A, C, E, I, S, Y
Russell Investment Grade Bond Fund	A, C, E, I, S, Y
Russell Strategic Bond Fund	A, C, E, I, S, Y
Russell Tax-Managed U.S. Large Cap Fund	A, C, E, S
Russell Commodity Strategies Fund	A, C, E, S, Y
Russell Global Opportunistic Credit Fund	A, C, E, S, Y
Russell Global Infrastructure Fund	A, C, E, S, Y
Russell Multi-Strategy Alternative Fund	A, C, E, S, Y
Russell U.S. Strategic Equity Fund	A, C, E, S
Russell U.S. Large Cap Equity Fund	A, C, S
Russell U.S. Mid Cap Equity Fund	A, C, S
Russell Tax-Managed U.S. Mid & Small Cap Fund	A, C, E, S
Russell U.S. Dynamic Equity Fund	A, C, E, I, S, Y
Russell Strategic Call Overwriting Fund	A, C, E, S
Conservative Strategy Fund	A, C, E, R1, R2, R3, S
Balanced Strategy Fund	A, C, E, R1, R2, R3, S
Moderate Strategy Fund	A, C, E, R1, R2, R3, S
Growth Strategy Fund	A, C, E, R1, R2, R3, S
Equity Growth Strategy Fund	A, C, E, R1, R2, R3, S
2015 Strategy	R1, R2, R3
2020 Strategy	A, E, R1, R2, R3, S
2025 Strategy	R1, R2, R3
2030 Strategy	A, E, R1, R2, R3, S
2035 Strategy	R1, R2, R3

Fund	Classes
2040 Strategy	A, E, R1, R2, R3, S
2045 Strategy	R1, R2, R3
2050 Strategy	R1, R2, R3
2055 Strategy	R1, R2, R3
In Retirement	A, R1, R2, R3
2017 Retirement Distribution – A Shares	N/A
2017 Retirement Distribution – S Shares	N/A

If this agreement is acceptable to you, please sign below to indicate your acceptance and agreement.

Sincerely,

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

Accepted this 27 day of August 2013.

RUSSELL FINANCIAL SERVICES, INC.

By:	/s/ Sandra Cavanaugh
Sandra Cavanaugh
Co-President